Exhibit 99.2

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

        THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, dated as of June 24, 2005 (this "Agreement"), is entered into by and between BLUEFLY, INC., a Delaware corporation (the "Company"), Quantum Industrial Partners LDC ("QIP"), SFM Domestic Investments, LLC ("SFM," and, together with QIP, the "Soros Parties") and Investors listed on the signature page attached hereto (the "New Investors"). The New Investors and the Soros Parties are sometimes referred to collectively as the "Investors").

                                    RECITALS

        WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, seven thousand (7,000) shares (the "Series F Shares") of the Company's newly-designated Series F Convertible Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), of the Company and warrants in the form attached hereto as Exhibit A (the "Warrants," and, together with the Series F Shares the "Newly Issued Securities"), exercisable to purchase up to an aggregate of 603,448 shares of the Company's Common Stock, $.01 par value (the "Common Stock") at an exercise price of $2.87 per share of Common Stock, on the terms and subject to the conditions contained herein;

        WHEREAS, simultaneously with the purchase and sale of the Newly Issued Securities, the New Investors desire to purchase from the Soros Parties, and the Soros Parties desire to sell to the New Investors, the number of shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") set forth on Schedules 2A and 2B (collectively, the "Existing Preferred Shares").

                                    AGREEMENT

        NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
            PURCHASE AND SALE OF NEWLY ISSUED SECURITIES AND EXISTING
                                PREFERRED SHARES

        SECTION 1.1 Purchase and Sale of Newly Issued Securities. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company: (a) the number of Series F Shares set forth opposite such Investor's name in Schedule 1, for a purchase price of $1,000 per share ("Series F Subscription Amount"), resulting in an aggregate purchase price for all Shares sold pursuant to the terms hereof of

$7,000,000.00; and (b) the number of Warrants set forth opposite such Investor's name in Schedule 1, for a purchase price of $0.125 per Warrant (the "Warrant Subscription Amount," and, together with the Series F Subscription Amount, the "Subscription Amount"), resulting in an aggregate purchase price for all Warrants of $75,431.

        SECTION 1.2 Purchase and Sale of Existing Preferred Shares. Simultaneously with the purchase and sale of the Newly Issued Securities, the Soros Parties hereby sell, transfer and assign the Existing Preferred Shares to the New Investors for an aggregate purchase price of $3,000,000. The number of Existing Preferred Shares sold by each Soros Party, the face value and aggregate amount of accrued and unpaid dividends on such shares and the purchase price of such shares is set forth in Schedule 2A. The number of Existing Preferred Shares purchased by each New Investor, the face value and aggregate amount of accrued and unpaid dividends on such shares and the purchase price of such shares is set forth in Schedule 2B.

        SECTION 1.3 Closing. Upon the terms and subject to the conditions set forth herein, each Investor shall deliver to the Company via wire transfer immediately available funds equal to their Subscription Amount and the Company shall deliver to each Investor their respective Newly Issued Securities as determined pursuant to Section 1.1 and the other items set forth in Section 1.4 issuable at the closing. Upon satisfaction of the conditions set forth in Sections 1.4, the closing shall occur at the offices of the Escrow Agent, or such other location as the parties shall mutually agree.

        SECTION 1.4 Deliveries.

            a) On the closing date, the Company shall deliver or cause to be delivered to the Escrow Agent with respect to each Investor the following:

                (i)     this Agreement duly executed by the Company;

                (ii) a legal opinion of Company Counsel, in the form agreed to by the parties;

                (iii) a certificate evidencing a number of shares of Series F Preferred Stock equal to such Investor's Series F Subscription Amount divided by 1,000, registered in the name of such Investor;

                (iv) a Warrant registered in the name of such Investor to purchase up to a number of shares of Common Stock set forth on Schedule 1, with an exercise price equal to $2.87, subject to adjustment therein; and

                (v)     the Escrow Agreement duly executed by the Company.

            b) On the Closing Date, each Investor shall deliver or cause to be delivered to the Escrow Agent the following:

                (i)     this Agreement duly executed by such Investor;

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                (ii)    such Investor's Subscription Amount by wire transfer to
                        the account of the Escrow Agent (provided that the Soros Parties Subscription Amount shall be paid as described below);

                (iii) the purchase price for such New Investor's Existing Preferred shares by wire transfer to the account of the Escrow Agent to be disbursed to the Company on behalf of the Soros Parties as payment in full of their Subscription Amount);

                (iv) the Escrow Agreement duly executed by such Investor (other than the Soros Parties, who are not parties to the Escrow Agreement).

            c) On the Closing Date, the Soros Parties shall deliver or cause to be delivered to the Escrow Agent the following:

                (i) a certificate evidencing a number of shares of Existing Preferred Shares as set forth on Schedule 2A.

                                   ARTICLE II
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

        The Company represents and warrants to, and agrees with, the Investors as follows:

        SECTION 2.1 Organization, etc. The Company and its Subsidiary (as defined in Section 2.4(b)) have each been duly formed, and are each validly existing as a corporation in good standing under the laws of the State of their respective States of incorporation, and are each qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company and its Subsidiary taken as a whole (a "Material Adverse Effect"). The Company and its Subsidiary each have the requisite corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

        SECTION 2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Newly Issued Securities and the shares of Common Stock (the "Conversion Shares") issuable upon exercise of the Warrants and/or conversion of the Series F Shares and the Existing Preferred Shares, and/or in lieu of any cash payments of any dividends on the Existing Preferred Shares and the Series F Shares (collectively, the "Convertible Securities") have been duly authorized by all necessary corporate action on the part of the Company.

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        SECTION 2.3 Validity; Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

        SECTION 2.4 Capitalization.

            (a) As of the date hereof, the authorized capital stock of the Company consists of 92,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock, 9,000,000 shares have been designated Series B Convertible Preferred Stock, 3,500 shares have been designated Series C Convertible Preferred Stock, 7,150 shares have been designated Series D Convertible Preferred Stock, 1,000 shares have been designated Series E Convertible Preferred Stock and 7,000 shares have been designated Series F Convertible Preferred Stock. Without giving effect to the transactions contemplated by this Agreement, as of June 23, 2005, the issued and outstanding capital stock of the Company consisted of (i) approximately 15,667,740 shares of Common Stock, (ii) 460,000 shares of Series A Convertible Preferred Stock, (iii) 8,889,414 shares of Series B Convertible Preferred Stock,
(iv) 1,000 shares of Series C Convertible Preferred Stock, (v) 7,136.548 shares of Series D Convertible Preferred Stock and (vi) 1,000 shares of Series E Convertible Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. Except as set forth on
Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock. The face value and accrued and unpaid dividends on the Existing Preferred Stock are as set forth on Schedule 2. The face value of each share of Existing Preferred Stock is currently convertible into Common Stock at the rate of $0.76 per share of Common Stock.

            (b) The only Subsidiary of the Company is Clothesline Corporation. The Subsidiary has no operations or assets. The Company owns all of the issued and outstanding capital stock of its Subsidiary, free and clear of all liens and encumbrances. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, the Company's Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. "Subsidiary" means, with respect to the Company, a corporation or other entity of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interest are held, directly or indirectly, by the Company.

        SECTION 2.5 [INTENTIONALLY OMITTED]

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        SECTION 2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company or its Subsidiary, (ii) result in a default or breach of, or, except for the approval of the holders of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock. Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, and the waiver by the holders of the Company's convertible notes of their conversion rights with respect to the transactions contemplated hereby (all of which have been obtained), require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity (including, without limitation, any stockholder or holder of the Company's equity securities) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective assets may be bound (collectively, "Agreements") or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its Subsidiary, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby. The Company is in compliance, in all material respects, with the listing requirements of the Nasdaq SmallCap Market. No material default or breach by the Company or its Subsidiary exists under any material Agreement, other than any such default or breach that could not reasonably be expected to have a Material Adverse Effect.

        SECTION 2.7 Issuances of Securities. The Series F Shares, the Existing Preferred Shares and the Warrants have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. Upon the exercise or conversion of the Convertible Securities in accordance with the terms thereof, the Conversion Shares will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of the Newly Issued Securities and the Existing Preferred Shares as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

        SECTION 2.8 Absence of Certain Developments. Since March 31, 2005, there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company and its Subsidiary (taken as a whole) or in the assets, liabilities, properties or business of the Company and its Subsidiary (taken as a whole); (ii) declaration, setting aside or payment of any dividend or

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

other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or its Subsidiary or cancellation of any material debt or claim held by the Company or its Subsidiary; (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured;
(v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company or its Subsidiary to take any action of the type specified in clauses (i) through (v).

        SECTION 2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 2003 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). All of the Commission Filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 are available through the Commission's Web site. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments). The Company has complied, in all material respects, with the provisions of the Sarbanes-Oxley act of 2002.

        SECTION 2.10 Brokers. Except for HPC Capital Management, Inc. ("HPC"), neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or (except for the finders fee due to HPC from the Company, for which the Company will be solely responsible) incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

        SECTION 2.11 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 6.3, (ii) the filing with the Commission of the Registration Statement and a proxy statement with respect to the Shareholders Meeting,

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(iii) the filing of the Series F Certificate of Designations with the Secretary of State of the State of Delaware and (iv) the notice and/or application(s) to the Nasdaq Stock Market and the Boston Stock Exchange for the issuance and sale of the Newly Issued Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby (collectively, the "Required Approvals").

        SECTION 2.12 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Escrow Agreement, the Series F Certificate of Designations and the other documents delivered in connection herewith (collectively, the "Transaction Documents") or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that could reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

        SECTION 2.13 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

        SECTION 2.14 Registration Rights. Other than each of the Investors, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

        SECTION 2.15 Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the

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Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements in all material respects.

        SECTION 2.16 Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length Investor with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                                   ARTICLE III
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTORS

        Each Investor represents and warrants to, and agrees with, the Company and to each other, severally but not jointly, as follows:

        SECTION 3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

        SECTION 3.2 Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

        SECTION 3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

        SECTION 3.4 Soros Ownership. Each of the Soros Parties, severally but not jointly, represents and warrants to the New Investors that it owns all of the Existing Preferred Stock to be sold by it to the New Investors pursuant to this Agreement free and clear of all liens and

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encumbrances, and that the face value and accrued and unpaid dividends of its
Existing Preferred Stock are as set forth on Schedule 2.

        SECTION 3.5 Investment Representations.

            (a) Such Investor acknowledges that the offer and sale of the Newly Issued Securities, the Existing Preferred Shares or the Conversion Shares (collectively, the "Securities") to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Securities, and any certificate for the Conversion Shares will be imprinted with a legend in substantially the following form:

            "THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

            (b) Such Investor is acquiring the Securities for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account. Such Investor is purchasing the Securities in the ordinary course of business and, as of the date hereof, has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

            (c) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own, or together with its advisors, the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

            (d) Such Investor is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. To such Investor's knowledge, neither it, nor any of its principal owners, partners, members, directors

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or officers is included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Commission.

            (e) Such Investor has adequate funds immediately available to satisfy all of its obligations hereunder and shall immediately upon its execution of this Agreement wire in full the aggregate purchase price set forth on Schedule I opposite its name.

            (f) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Shares and the Warrant is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

        SECTION 3.6 Governmental Consents. The execution and delivery by such Investor of this Agreement and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body, except for (to the extent applicable) the filing with the Commission of a Schedule 13D, Form 3 and/or Form 4 under the Exchange Act with respect to the acquisition and/or sale by such Investor of the Securities.

        SECTION 3.7 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby or have a Material Adverse Effect.

        SECTION 3.8 Brokers. Neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

        SECTION 3.9 Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of

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Common Stock), in the securities of the Company during the period commencing from the time that such Investor first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof ("Discussion Time"). Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                                   ARTICLE IV
                                    COVENANTS

        SECTION 4.1 Registration Rights.

            (a) The Company shall use its commercially reasonable best efforts to: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the "Registration Statement") with respect to the offer and sale of the Conversion Shares (collectively, the "Registrable Securities") within forty-five
(45) days of the date of hereof; and (ii) cause the Registration Statement to be declared effective by the Commission within ninety (90) days of the date hereof. Provided that no undisclosed Potential Material Event then exists, the Company shall cause the Registration Statement to be declared effective by the Commission within three business days of receiving notification from the Commission that it is willing to issue a declaration of effectiveness. The Company shall not file any registration statement under the Securities Act (other than a registration statement on Form S-8 relating to Common Stock underlying stock options or a registration statement on Form S-4 relating to securities issued in connection with a merger or acquisition) prior to the filing of the Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement until the earliest to occur of the following (the "Registration Termination Date"): (i) all of the Registrable Securities have been disposed of by the Investors pursuant to the Registration Statement; or (ii) (A) the Conversion Shares issuable upon conversion of the Series F Shares and Existing Preferred Shares can be resold pursuant to clause (k) of Rule 144, promulgated under the Securities Act, or any similar provisions then in effect ("Rule 144"), or can otherwise be resold pursuant to Rule 144 at any time regardless of the volume restrictions of clause (e) of Rule 144 and (B) the Conversion Shares issuable upon exercise of the Warrants (including pursuant to any cashless exercise provision included therein) can be resold pursuant to Rule 144 or are otherwise freely-tradable without registration.

            (b) Each Investor will promptly furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof. Each Investor, severally but not jointly, hereby represents and warrants that all such information furnished by it shall be true, accurate and complete. In addition, each Investor covenants and agrees that it will comply with all applicable securities laws when trading the Company's Common Stock. To the extent that any Investor breaches its representations, warranties or covenants under this Section 4.1(b), and such breach could reasonably be expected to cause a delay in, or adversely impact, the effectiveness of the Registration Statement, the Company shall, without penalty, be authorized to remove such Investor's Registrable Securities from inclusion in the Registration Statement.

            (c) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined below), the Investors shall not offer or sell any of the Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (such period of time hereinafter referred to as a "Blackout Period"). As used herein, "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. No Blackout Period shall exceed ninety consecutive days, and there shall be no more than 120 days during any calendar year in which a Blackout Period is in effect.

            (d) All registration and filing fees, fees and expenses of compliance with securities laws, printing expenses and all independent certified public accountants fees and expenses of counsel to the Company and other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay any fees or expenses of brokers, underwriters, or (except as set forth in Section 6.2) counsel or others retained by any Investor in connection with the sale, or potential sale, of the Registrable Securities.

            (e) The Company agrees to indemnify, to the fullest extent permitted by law, each Investor and its officers, directors, partners, employees, advisors and agents against any and all Loss (as hereinafter defined) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as the same are caused by or contained in any information furnished by such Investor pursuant to
Section 4.1(b) or (ii) insofar as the same are caused by a failure by such Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Each Investor, severally, but not jointly, agrees to indemnify, to the fullest extent permitted by law, the Company and its officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading
(i) insofar as the same are caused by or contained in any information furnished by such Investor pursuant to Section 4.1(b) or (ii) insofar as the same are caused by a failure by such Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Any indemnity obligation arising under this Section 4.1 shall be governed by the provisions of Section 5.2. Notwithstanding the foregoing, the liability of each Investor under this Section 4.1(e) shall not exceed the net proceeds received by it in connection with any sale of the Registrable Securities.

            (f) The Company shall furnish to each Investor such number of conformed copies of the Registration Statement and the prospectus included therein, in conformity with the requirements of the Securities Act, that such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

In connection with any sale of Registrable Securities pursuant to the Registration Statement, in lieu of delivering physical certificates representing the Registrable Securities, if the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the applicable Investor, so long as the certificates therefore are not required to bear a legend, the Company shall cause its transfer agent to electronically transmit the Registrable Securities by crediting the account of such Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission system within three (3) business days of such request.

        SECTION 4.2 Conversion of Existing Preferred Shares. The New Investors hereby covenant and agree that the Existing Preferred Shares purchased by them pursuant to this Agreement shall automatically be converted into Common Stock in accordance with their terms upon the occurrence of an Automatic Conversion Event (as such term is defined in the Company's Certificate of Powers, Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "Series F Certificate of Designations")). The provisions of this Section 4.2 shall be deemed the New Investors' and their assigns' irrevocable notice of its election to convert the Existing Preferred Shares, effective immediately upon the occurrence of an Automatic Conversion Event, in accordance with Section 6 of the Series F Certificate of Designations. For purposes of clarification, the provisions of this Section 4.2 shall require the automatic conversion by the New Investors and their assigns' Existing Preferred Shares even if the Series F Convertible Preferred Stock is not automatically converted into Common Stock upon the occurrence of an Automatic Conversion Event as a result of the provisions of Section 6.2(ii) of the Series F Certificate of Designations.

        SECTION 4.3 Stockholder Approval of Series F Anti-Dilution Adjustment Provisions. The Company hereby covenants and agrees to include the approval of the Series F Anti-Dilution Adjustment Provisions (as defined in the Series F Certificate of Designations) as an item to be voted upon at the next annual meeting (the "Shareholders Meeting") of its shareholders (provided that Series F Shares remain outstanding at such time), and to recommend that the shareholders of the Company vote in favor of the approval of such provisions. The Soros Parties hereby covenant and agree to vote all shares of the Company held by them in favor of the approval of the Series F Anti-Dilution Provisions at the Shareholders Meeting. In accordance with the terms of the Series F Certificate of Designations, the Series F Anti-dilution Adjustment Provisions will not be operative until such shareholder approval is obtained.

        SECTION 4.4 Payment of Dividends on Existing Preferred Stock. The Company hereby covenants and agrees with the New Investors that all currently accrued and unpaid dividends on the Existing Preferred Stock will be paid in shares of Common Stock in accordance with the terms of the Certificate of Powers, Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company so long as at the time of issuance such shares of Common Stock may be resold pursuant to an effective registration statement. If no such registration statement is effective then all accrued and unpaid dividends on the Existing Preferred shall be paid in cash, or restricted stock at the option of the holder, if noted in the conversion notice. The provisions of this Section
4.4 shall be deemed the Company's irrevocable election to pay such dividends in shares of Common Stock, rather than cash, subject to the foregoing.

                                    ARTICLE V
                            SURVIVAL; INDEMNIFICATION

        SECTION 5.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

            (a) Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (hereinafter a "Loss"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding anything to the contrary otherwise contained herein: (i) no party's obligations under this
Article V shall include any obligation to compensate for punitive damages; (ii) the liability of any Investor under this Section 5.1 shall not exceed the proceeds received by such Investor in connection with any sale of the Securities; and (iii) the liability of the Company to any Investor under this
Section 5.1 shall not exceed the purchase price of the Newly Issued Securities paid by such Investor.

        SECTION 5.2 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article V with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article V ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article V. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist, in the reasonable opinion of counsel to the Indemnified Party a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party or the Indemnified Party on behalf of the other without the prior written consent of the other (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                   ARTICLE VI
                                  MISCELLANEOUS

        SECTION 6.1 Simultaneous Closing of Transactions. The consummation of the purchase and sale of the Newly Issued Securities and the Existing Preferred Shares shall be deemed to have occurred simultaneously, and no portion of such transactions shall be deemed completed until all such transactions have been consummated.

        SECTION 6.2 Expenses. The Company shall reimburse Palisades for up to $25,000 of reasonable legal expenses incurred in connection with the negotiation of this Agreement and the review of the Registration Statement, subject to the receipt of appropriate supporting documentation and the receipt of all amounts owed by the Investors hereunder. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

        SECTION 6.3 Publicity. The Company shall, prior to 9:00 a.m., EST, on the first Business Day following the Closing, issue a press release announcing the consummation of the transactions contemplated hereby (which press release shall be subject to the reasonable approval of HPC and the Soros Parties) and shall, within four Business Days of the closing, file with the Commission a Current Report on Form 8-K regarding the same. Except as set forth above or as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder.

        SECTION 6.4 Non-Public Information. The Company covenants and agrees that, except as otherwise contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf will provide any New Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless such New Investor shall have indicated that it desires to receive material non-public information and written agreement regarding the confidentiality and use of such information shall then be in effect. The Company understands and confirms that each New Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

        SECTION 6.5 Reservation and Listing of Securities.

            (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents (the "Required Minimum").

            (b) If, on any date, the number of authorized but unissued (and otherwise (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

            (c) The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Investors evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

        SECTION 6.6 Short Sales and Confidentiality After The Date Hereof. Each Investor severally and not jointly with the other Investors covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales as defined in Rule 3b-3 of the Exchange Act ("Short Sales") during the period after such calendar day when the Investor was first contacted by anyone regarding an investment in the Company ("Discussion Time") and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in
Section 6.3. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 6.3, such Investor will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in
Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6.3, provided that all such transactions will comply with all applicable securities laws.

Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

        SECTION 6.7 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

        SECTION 6.8 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that: (a) the Securities may be transferred (i) pursuant to the Registration Statement or (ii) in accordance with the legend set forth in
Section 3.4(a); and (b) in connection with any transfer of Securities (the "Transferred Securities") by Palisades permitted by clause (a)(ii), the Registration Rights contained in Section 4.1, and the obligation to convert the Existing Preferred Shares contained in Section 4.2, shall be deemed to have automatically been transferred to, and assumed by, the transferee with respect to the Transferred Securities, and the transferee shall be required to execute documentation agreeing to the transfer and assumption of such rights and obligations. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

        SECTION 6.9 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

        SECTION 6.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

        SECTION 6.11 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:         Bluefly, Inc.
                    42 West 39th Street, 9th Floor
                    New York, New York 10018
                    Fax:    (212) 354-3400
                    Attn:   Chief Financial Officer and General Counsel

                    With a copy to:

                    Dechert LLP
                    30 Rockefeller Plaza
                    New York, New York 10112
                    Fax:    (212) 698-3599
                    Attn:   Richard A. Goldberg, Esq.

To the Investors:   To the addresses set forth on Schedule 1.

        SECTION 6.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        SECTION 6.13 Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the City of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 6.14 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

        SECTION 6.15 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

        SECTION 6.16 Specific Performance. Each of the parties hereto, in addition to being entitled to exercise all of its rights hereunder, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                            BLUEFLY, INC.

                                            By:    /s/ Jonathan P. Freedman
                                                   -----------------------------
                                            Name:  Jonathan P. Freedman
                                            Title: Vice President and
                                                   General Counsel


                                            QUANTUM INDUSTRIAL PARTNERS LDC

                                            By:    /s/ Jay A. Schoenfarber
                                                   -----------------------------
                                            Name:  Jay A. Schoenfarber
                                            Title: Attorney-in-Fact


                                            SFM DOMESTIC INVESTMENTS LLC

                                            By:    /s/ Jay A. Schoenfarber
                                                   -----------------------------
                                            Name:  Jay A. Schoenfarber
                                            Title: Attorney-in-Fact


                                            PEF ADVISORS LTD

                                            By:    /s/ Falcon Secretaries Ltd.
                                                   -----------------------------
                                            Name:  Falcon Secretaries Ltd.
                                            Title: Secretary


                                            PALISADES MASTER FUND LP

                                            By: DISCOVERY MANAGEMENT LTD.

                                            By:    /s/ Discovery Management Ltd.
                                                   -----------------------------
                                            Name:  Discovery Management Ltd.
                                            Title: Authorized Signatory

                                            JGB CAPITAL L.P.

                                            By:    /s/ Brett Cohen
                                                   -----------------------------
                                            Name:  Brett Cohen
                                            Title: President,
                                                   JGB Management, Inc.,
                                                   as General Partner


                                            CRESCENT INTERNATIONAL, LTD.

                                            By:    /s/ Mel Craw and Maxi Brezzi
                                                   -----------------------------
                                            Name:  Mel Craw and Maxi Brezzi
                                            Title: Authorized Signatory


                                            SRG CAPITAL, LLC

                                            By:    /s/ Yoav Roth
                                                   -----------------------------
                                            Name:  Yoav Roth
                                            Title: Portfolio Manager


                                            BRISTOL INVESTMENT FUND, LTD.

                                            By:    /s/ Paul Kessler
                                                   -----------------------------
                                            Name:  Paul Kessler
                                            Title: Director


                                            PORTSIDE GROWTH AND OPPORTUNITY FUND

                                            By:    /s/ Jeff Smith
                                                   -----------------------------
                                            Name:  Jeff Smith
                                            Title: Authorized Signatory

                                   SCHEDULE 1

                PURCHASE OF NEWLY ISSUED SECURITIES FROM COMPANY

                                                           PURCHASE
                                             SERIES F     PRICE FOR                    PURCHASE       AGGREGATE
                                              SHARES        SERIES       WARRANTS     PRICE FOR       PURCHASE
NAME AND ADDRESS OF INVESTOR                PURCHASED      F SHARES     PURCHASED      WARRANTS         PRICE
----------------------------------------   -----------   -----------   -----------   -----------   --------------
PEF Advisors LTD                               428.571   $   428,571        64,655   $  8,081.89   $   436,652.89

200 Mansell Court East, Suite 550
Roswell, Georgia 30076

Palisades Master Fund LP                     1,142.858   $ 1,142,858       172,414   $ 21,551.71   $ 1,164,409.71

C/o Discovery Management Ltd.
Harbour House, Waterfront drive
Road Town, Tortola
British Virgin Islands

JGB CAPITAL L.P.                               428.571   $   428,571        64,655   $  8,081.89   $   436,652.89

JGB Capital Management
660 Madison Avenue, 21st flr.
New York, NY 10021

Brett Cohen

CRESCENT INTERNATIONAL, LTD                    285.714   $   285,714        43,103   $  5,387.93   $   291,101.93

C/o GreenLight (Switzerland) SA
84, av. Louis-Casai
CH 1216 COINTRIN
Geneva Switzerland

Mel Craw
Maxi Brezzi
Fax: +41227917171

SRG Capital, LLC                               428.571   $   428,571        64,655   $  8,081.90   $   436,652.90

120 Broadway, 40th flr.
New York, NY 10271

Fax: 212-571-1279

Yoav Roth

Bristol Investment Fund, Ltd.                  714.286   $   714,286       107,759   $ 13,469.82   $   727,755.82

c/o Bristol Capital Advisors, LLC
10990 Wilshire Boulevard, Suite 1410
Los Angeles, CA 90024
Fax:  310-696-0334

PORTSIDE GROWTH AND                            571.429   $   571,429        86,207   $ 10,775.86   $   582,204.86
OPPORTUNITY FUND
C/O RAMIUS CAPITAL GROUP, LLC
666 THIRD AVENUE, 26TH FLOOR
NEW YORK, NY 10017
ATTN: JEFF SMITH, MICHAEL NEIDELL
FAX: 212-845-7999, 212-845-7995

Quantum Industrial Partners LDC                2,904.6   $ 2,904,600             0             0   $    2,904,600

Kaya Flamboyan 9
Villemstad
Curacao
Netherlands-Antilles

with a copy to:

Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Attn:
Fax:

SFM Domestic Investments LLC                      95.4   $    95,400             0             0   $       95,400
c/o Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Attn:
Fax:

Total                                            7,000   $ 7,000,000       603,448   $    75,431   $    7,075,431

                                   SCHEDULE 2A

               SALE OF EXISTING PREFERRED SHARES BY SOROS PARTIES

                                                                            AGGREGATE
                                                    AGGREGATE FACE      ACCRUED AND UNPAID
                                    SERIES D       VALUE OF SERIES D   DIVIDENDS ON SERIES D        TOTAL
SELLER                             SHARES SOLD        SHARES SOLD           SHARES SOLD        PURCHASE PRICE
-----------------------------   ----------------   -----------------   ---------------------   --------------
QIP                                 2,242.057        $   2,242,057          $   662,543        $    2,904,600
SFM                                      73.4        $      73,400          $    22,000        $       95,400
Total                               2,315.457        $   2,315,457          $   684,543        $    3,000,000

                                   SCHEDULE 2B

                      PURCHASE OF EXISTING PREFERRED SHARES
                                BY NEW INVESTORS

                                                                            AGGREGATE
                                                    AGGREGATE FACE      ACCRUED AND UNPAID
                                    SERIES D       VALUE OF SERIES D   DIVIDENDS ON SERIES D        TOTAL
SELLER                          SHARES PURCHASED   SHARES PURCHASED      SHARES PURCHASED      PURCHASE PRICE
-----------------------------   ----------------   -----------------   ---------------------   --------------
PEF Advisors LTD                      248.085        $    248,085           $    73,343        $      321,428
Palisades Master Fund LP              661.559        $    661,559           $   195,584        $      857,143
JGB Capital L.P.                      248.085        $    248,085           $    73,343        $      321,428
Crescent International, LTD           165.390        $    165,390           $    48,896        $      214,286
SRG Capital, LLC                      248.085        $    248,085           $    73,344        $      321,429
Portside Growth and
 Opportunity Fund                     330.780        $    330,780           $    97,792        $      428,572
Bristol Investment Fund               413.474        $    413,474           $   122,240        $      535,714
Total                               2,315.457        $  2,315,457           $   684,543        $    3,000,000

                                  SCHEDULE 2.4

                                 CAPITALIZATION

        As of the date hereof (except as otherwise provided below), but without giving effect to the transactions contemplated by this Agreement, the following equity securities are outstanding and convertible into, or exercisable for shares of Common Stock:

        1. 460,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") are issued and outstanding. The Series A Stock is convertible into 3,931,623 shares of Common Stock.

        2. 8,889,414 shares of Series B Convertible Preferred Stock (the "Series B Stock") are issued and outstanding. The Series B Stock is convertible into 27,370,037 shares of Common Stock.

        3. Warrants to purchase an aggregate of 1,479,945 shares of Common Stock are issued and outstanding.

        4. Options issued to purchase approximately 9,086,484 shares of Common Stock are issued and outstanding as of May 31, 2005 under the Company's 1997 Stock Option Plan, as amended, 2000 Stock Option Plan, as amended, and 2005 Stock Incentive Plan.

        5. 1,000 shares of Series C Convertible Preferred Stock (the "Series C Stock") are issued and outstanding. The Series C Stock is convertible into 1,315,788 shares of Common Stock.

        6. 7,136.548 shares of Series D Convertible Preferred Stock (the "Series D Stock") are issued and outstanding. The Series D Stock is convertible into 9,390,194 shares of Common Stock.

        7. 1,000 shares of Series E Convertible Preferred Stock (the "Series E Stock") are issued and outstanding. The Series E Stock is convertible into 1,315,788 shares of Common Stock.

        8. Convertible Promissory Notes, dated July 16, 2003, in the aggregate principal amount of $2,000,000 (the "July Notes"). The July Notes are convertible into Subsequent Round Securities (as defined therein).

        9. Convertible Promissory Notes, dated October 17, 2003, in the aggregate principal amount of $2,000,000 (the "October Notes"). The July Notes are convertible into Subsequent Round Securities (as defined therein).

                                                                       EXHIBIT A

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

                                                                  WARRANT NO. __

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.

        THIS IS TO CERTIFY THAT [_________________] [INSERT NAME OF INVESTOR], or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a Delaware corporation (the "Company"), [_________] (the "Number Issuable"), fully paid, duly authorized and non-assessable shares of Common Stock at a price per share equal to $2.87, (the "Exercise Price"), at any time, in whole or in part, on or after June 24, 2005 (the "Effective Date") through 5:00 PM New York City time, on June 23, 2008 (subject to adjustment as set forth below, the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants"). Notwithstanding the foregoing, if a Forced Conversion Event (as hereinafter defined) occurs, the Company may accelerate the Expiration Date to a date no earlier than thirty (30) calendar days after the Forced Conversion Event by providing the Holder with thirty (30) calendar days prior written notice of the accelerated Expiration Date. A "Forced Conversion Event" shall be deemed to have occurred if (a) the last sale price of the Common Stock on NASDAQ or, if not quoted on NASDAQ, on any other national securities exchange has been at least 250% of the Exercise Price for twenty consecutive trading days and (b) the Registration Statement (as defined in the Purchase Agreement (as hereinafter defined)) is then in effect.

        The Number Issuable and the Exercise Price are subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

        This Warrant is being issued pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of June 24, 2005, by and among the Company and the Investors listed on Schedule I thereto (the "Purchase Agreement") Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

        The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Warrant, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

        Section 1.  Exercise of Warrants.

            (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the Effective Date and on or prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this
Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by (x) cash, or (y) certified or official bank check payable to the order of the Company. The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation." In the event that, at any time after the one year anniversary of the Closing Date, the Registration Statement is not effective, the Holder may, in lieu of payment of the Exercise Price in cash, make such payment by way of a "cashless exercise" through the written election of the Holder to have withheld by the Company from the shares of Common Stock otherwise deliverable upon exercise, Common Stock having an aggregate Market Price on the date of exercise equal to the Exercise Price.

            (b)     As promptly as practicable, and in any event within three
(3) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. In lieu of delivering physical certificates pursuant to clause (A) above, if the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program and the certificates therefore are not required to bear a legend, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

            (c) The Company shall pay all expenses incurred by it in connection with taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the

Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

            (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

        Section 2.  Certain Adjustments.

            (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                        (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its Capital Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of Capital Stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of Capital Stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                        (ii) Extraordinary Distributions. If at any time after the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (B) dividends payable in shares of Capital Stock for which adjustment is made under Section 2(a)(i)), or rights, options or warrants to subscribe for or purchase securities of the Company, then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                        (iii) Reorganization, etc. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall thereafter have the right to receive only the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

                        (iv) Carryover. Notwithstanding any other provision of this Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                        (v) Exercise Price Adjustment. Whenever the Number Issuable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

                        (vi) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

        Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

        Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to all holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii), (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which any transaction of the type contemplated in Section 2(a)(i), (ii) or (iii) occurs, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

        Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company that may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

        Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

        Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company, to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

        Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

        Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, any rights, warrants or options to purchase such Person's capital stock.

        "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

        "Market Price" shall mean, per share of Common Stock, on any date specified herein the greater of: (a) the closing bid price of the Common Stock on Nasdaq (or whatever other quotation system or exchange the Common Stock may then principally be traded on) on the last trading day prior to such date; and
(b) the volume-weighted average price of the Common Stock on Nasdaq (or whatever other quotation system or exchange the Common Stock may then principally be traded on) for the ten trading days immediately prior to such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Market Price for the Common Stock shall be the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation.

        "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

        "NYSE" shall mean the New York Stock Exchange, Inc.

        "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States, or such other address as shall

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

have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and
(iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

                           [SIGNATURE PAGE TO FOLLOW.]

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 24th day of June, 2005.

                                            BLUEFLY, INC.

                                            By:
                                                   -----------------------------
                                            Name:
                                            Title:

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

        The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number is
_________________ and whose record address is _________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                            Signature:


                                            ------------------------------------
                                             Signature Guarantee:


                                            ------------------------------------

Date: _______________________

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